SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):   December 31, 1998




                    JMB INCOME PROPERTIES, LTD - IV
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        (Exact name of registrant as specified in its charter)




     Illinois                   0-8469                  36-2857658
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(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                    JMB INCOME PROPERTIES, LTD - IV
                           Chicago, Illinois
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ITEM 5.  OTHER EVENTS.  The Partnership has sold or disposed of all of its interests in real estate and has thereby dissolved in accordance with the terms of its partnership agreement. The Partnership made a final liquidating cash distribution to the holders of its limited partnership interests (the "Interests") in the aggregate amount of $9,368,942 or $468.33 per Interest. In addition, the Partnership made a final liquidating cash distribution to its General Partners and paid a management fee to the Managing General Parnter in the aggregate amount of $1,394,484. The Partnership wound up its affairs effective December 31, 1998.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      JMB INCOME PROPERTIES, LTD. - IV

                      BY:   JMB Realty Corporation
                            Managing General Partner


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer



Date:  January 12, 1999